Exhibit 10.35

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (the "Fourth Amendment") is effective as of the 1st day of November, 2010 (the "Effective Date") by and among 6800 BROKEN SOUND LLC, a Florida limited liability company (the "Landlord") and FRIENDFINDER NETWORKS INC. (formerly known as Penthouse Media Group Inc.), a Nevada corporation (the "Tenant").

RECITALS

WHEREAS, Landlord and Tenant entered into the certain Lease dated January 1, 2005, as amended on June 14, 2006 and further amended on January 28, 2010 and June 16, 2010 (collectively, the "Lease") concerning approximately 3,533 square feet of that certain office building located at 6800 Broken Sound Parkway, Boca Raton, Florida; and

WHEREAS, Landlord and Tenant desire to amend the Lease to reflect the additional square footage of office space being occupied by Tenant and to extend the Term of the Lease by five years.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants and conditions contained in this Fourth Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Fourth Amendment, intending to be legally bound, agree as follows:

1.           The recitals set forth above are true and correct and by this reference are incorporated herein in their entirety. All capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed to them in the Lease.

2.           The following provisions of ARTICLE 1: BASIC PROVISIONS, shall be amended and restated as follows:

a.	"B. Premises: A portion of the First Floor and Second Floor in the Building as outlined on the floor plan attached hereto as Exhibit A."

b.	"G. Expiration Date: December 31, 2015 or such earlier date in which the Term of this Lease shall expire or be terminated pursuant to the terms and conditions of this Lease or pursuant to law."

c.
"H. Rentable Area: The rentable area of the Premises shall be deemed to be 8,533 square feet, and the rentable area of the Building shall be deemed to be 50,809 square feet, for the purposes of this lease, subject to Article 34."

d.	"I. Tenant's Share of Taxes: 17% subject to Articles 4 and 34."

e.	"J. Tenant's Share of Expenses: 17% subject to Articles 4 and 34."

3.           Exhibit A shall be amended and restated as attached hereto as Exhibit A.

4.           Exhibit D shall be amended by adding the following:

Period	Base Rent per SF	Annual Base Rent (1)	Monthly Base Rent (1)
November 1, 2010 — December 31, 2010	$17.39	$148,388.87	$12,365.74
January 1, 2011 — December 31, 2011	17.92	152,911.36	12,742.62
January 1, 2012 — December 31, 2012	18.46	157,519.18	13,126.60
January 1, 2013 — December 31, 2013	19.02	162,297.66	13,524.81
January 1, 2014 — December 31, 2014	19.59	167,161.47	13,930.13
January 1, 2015 — December 31, 2015	20.18	172,195.94	14,349.67

(1) Plus applicable sales tax and CAM.

5.           Notwithstanding anything contained herein to the contrary, in no event shall the aggregate amount of Base Rent and Additional Rent payable by Tenant to Landlord exceed $150,000 in any calendar year so long as Tenant's Debt (as hereinafter defined) is outstanding. For purposes of this Lease, "Tenant's Debt" shall mean the following debt issued by Tenant and Interactive Networks, Inc. on October 27, 2010: (i) 14% Senior Secured Notes due 2013, (ii) Cash Pay Secured Notes due 2013, and (iii) Non-Cash Pay Secured Notes due 2014.

6.           Except as herein modified, all other terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Fourth Amendment as of the day and year first above written,

LANDLORD:

6800 BROKEN SOUND LLC, a Florida limited liability company

By:	/s/ Marc H. Bell
Name:	Marc H. Bell
Title:	Managing Member

TENANT:

FRIENDFINDER NETWORKS INC., a Nevada corporation

By:	/s/ Ezra Shashoua
Name:	Ezra Shashoua
Title:	Chief Financial Officer